                                                                    EXHIBIT 10.8

COURT OF CHANCERY FOR THE STATE OF DELAWARE
IN AND FOR NEW CASTLE COUNTY
                                                        )
                                                        )
                                                        )
                                                        )
CARDINAL VALUE EQUITY PARTNERS, L.P.,                   )
                                                        ) CIVIL ACTION NO. 105-N
                                 Derivative Plaintiff,  )
v.                                                      )
                                                        )
CONRAD M. BLACK, BARBARA AMIEL BLACK, RICHARD R.        )
BURT, DANIEL W. COLSON, HENRY A. KISSINGER, SHMUEL      )
MEITAR, GORDON A. PARIS, RICHARD N. PERLE, F. DAVID     )
RADLER, GRAHAM W. SAVAGE, RAYMOND G.H. SEITZ, JAMES     )
R. THOMPSON, MARIE JOSEE KRAVIS, DWAYNE O. ANDREAS,     )
LORD WEIDENFELD, RAYMOND G. CHAMBERS, LESLIE H.         )
WEXNER, PETER Y. ATKINSON, A. ALFRED TAUBMAN, ROBERT    )
S. STRAUSS, BRADFORD PUBLISHING COMPANY, and HORIZON    )
PUBLICATIONS, INC.,                                     )
                                                        )
                                 Defendants,            )
                                                        )
And                                                     )
                                                        )
HOLLINGER INTERNATIONAL INC.                            )
                                                        )
                                 Nominal Defendant.     )


        AMENDED AGREEMENT OF COMPROMISE AND RELEASE OF OUTSIDE DIRECTOR
              DEFENDANTS CONDITIONED ON ENTRY OF APPROPRIATE ORDER


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                                                                               2


         Derivative Plaintiff Cardinal Value Equity Partners, L.P. ("Cardinal" or "Plaintiff"), nominal defendant Hollinger International Inc. ("Hollinger International" or the "Company"), and defendants Dwayne O. Andreas, Richard R. Burt, Raymond G. Chambers, Henry A. Kissinger, Marie-Josee Kravis, Shmuel Meitar, Robert S. Strauss, A. Alfred Taubman, James R. Thompson, Lord Weidenfeld of Chelsea, and Leslie H. Wexner (collectively, the "Outside Directors"), and previously dismissed defendants Gordon A. Paris, Graham W. Savage and Raymond G.H. Seitz (collectively, the "Special Committee Members," and together with Plaintiff, Hollinger International, and the Outside Directors, the "Settling Parties"), hereby submit this Agreement of Compromise and Release (the "Outside Director Settlement" or "Outside Director Agreement") for the Court's approval:

         WHEREAS:

         A. Hollinger International is a newspaper publishing company that publishes the Chicago Sun-Times and a large number of community newspapers in the Chicago area, and is incorporated in Delaware.

         B. Cardinal is an owner of record of 100 shares of Hollinger International and has been a beneficial owner of or had investment discretion over as many as 1,500,000 shares since December 1998.

         C. In June 2003, Hollinger International's Board of Directors established a special committee (the "Special Committee") to investigate non-controlling shareholder allegations of self-dealing on the part of Defendant Conrad M. Black and others. Newly appointed independent directors Gordon A. Paris, Graham W. Savage, and Raymond G.H. Seitz, were appointed to the Special Committee.


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                                                                               3


         D. In July 2003, Cardinal commenced an action pursuant to 8 Del. C.ss. 220 to obtain documents concerning the alleged misconduct of Black and others. The Company produced more than 3,600 pages of documents to Cardinal in connection with that action.

         E. The Special Committee initially discovered that $32.5 million in so-called non-competition payments to Black, F. David Radler, Hollinger Inc., John A. Boultbee, and Peter Y. Atkinson had not been authorized or approved by either the Hollinger International Audit Committee or the full Board of Directors. In November 2003, the Company, Black and Hollinger Inc. signed an agreement called the Restructuring Proposal, which provided for, among other things, changes to Hollinger International's senior management, repayment of the unauthorized non-competition payments, and the commencement of a "Strategic Process."

         F. On December 9, 2003, Cardinal filed the complaint in this action (the "Action"), asserting claims derivatively on behalf of nominal defendant Hollinger International. The defendants included Hollinger International directors and officers Black, Radler, Barbara Amiel Black, Daniel W. Colson, and Richard N. Perle, as well as two companies that Black and Radler allegedly controlled, Bradford Publishing Company ("Bradford Publishing") and Horizon Publications, Inc. ("Horizon Publications") (collectively, the "Non-Settling Defendants"), and Atkinson. The defendants also included the Outside Directors and the Special Committee Members.

         G. The Cardinal complaint asserts four causes of action.

            1. Count I alleges breach of fiduciary duty, misappropriation of corporate assets and self-dealing against Black, Radler, Amiel Black, Colson, and



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                                                                               4


Atkinson (the "Insider Defendants") in connection with certain "non-competition" payments, the payment of allegedly excessive management and services fees, and other alleged misconduct.

            2. Count II alleges breach of fiduciary duty against the Outside Directors and the Special Committee Members.

            3. Count III seeks injunctive relief prohibiting the board and Hollinger International from entering into any agreement or relationship with any employee or director without prior court approval.

            4. Count IV alleges aiding and abetting breach of fiduciary duty against Bradford Publishing and Horizon Publications.

         H. The alleged transactions giving rise to the allegations in the Cardinal complaint include:

            1. "Non-compete" agreements with some or all of the Insider Defendants in connection with the disposition of Hollinger International assets, some of which were never approved by Hollinger International's board of directors;

            2. Asset sales by Hollinger International to companies owned or controlled by some or all of the Insider Defendants for little or no payment to Hollinger International without an effort to determine the value of those assets or whether superior prices were available;

            3. The sale by Hollinger International of other assets to companies owned or controlled by some or all of the Insider Defendants at below-market prices with no competitive bidding;



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                                                                               5


            4. Excessive payments by Hollinger International to companies owned or controlled by some or all of the Insider Defendants purportedly for management fees in connection with assisting Hollinger International in managing its business; and

            5. Numerous undisclosed and inappropriate perquisites for some or all of the Insider Defendants, including personal use of a corporate jet at Hollinger International's expense.

         I. On January 5, 2004, the Cardinal action was stayed to permit the Special Committee's investigation to proceed. Prior to the entry of the stay, Cardinal engaged in extensive investigation. Following its investigation, on January 28, 2004, Cardinal voluntarily dismissed without prejudice the claims asserted against the Special Committee Members.

         J. On January 26, 2004, Hollinger International brought an action against Black and Hollinger Inc. in Delaware Court of Chancery to block their planned sale of their voting control of Hollinger International in violation of the Restructuring Proposal and Black's fiduciary duties. See Hollinger International v. Black, et al., Civ. No. 183-N (Del. Ch.) (the "Chancery Court Action").

         K. On February 2, 2004, Cardinal was granted leave to intervene in the Chancery Court Action and then participated in discovery and the trial of that case. Some of the discovery in that case related to allegations at issue in this case. Approximately 40,000 pages of documents were produced in that case, and fourteen (14) depositions of Hollinger International witnesses were taken.


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                                                                               6


         L. On January 28, 2004, the Company, through the Special Committee, filed a civil complaint in the United States District Court for the Northern District of Illinois asserting breach of fiduciary duty and other claims against Hollinger Inc., The Ravelston Corporation Limited ("Ravelston"), Ravelston Management Inc. ("RMI"), Black, Radler and Boultbee, and seeking hundreds of millions of dollars in damages and pre-judgment interest (the "Special Committee Action").

         M. Following trial in late February 2004, the Company prevailed in the Chancery Court Action. The Court blocked Black's and Hollinger Inc.'s proposed transaction, and ruled that "Black breached his fiduciary and contractual duties persistently and seriously." Hollinger International Inc. v. Black, 844 A.2d 1022, 1030 (Del. Ch. 2004). Eventually, the Court also ruled that Black and Hollinger Inc. had breached their payment obligations under the Restructuring Proposal and required them to pay $29.8 million to the Company for breach of the payment provisions of the Restructuring Proposal. The Delaware Supreme Court affirmed the Court's rulings on April 19, 2005.

         N. On April 27, 2004, Hollinger International, with the approval of the Special Committee, agreed to a Release and Settlement Agreement with Atkinson, subject to review and approval by this Court (the agreement, amendments, and attached exhibits together, the "Atkinson Settlement" or "Atkinson Agreement").

         O. On August 30, 2004, the Special Committee filed a report (the "Special Committee Report") of its investigation in the U.S. District Court for the Northern District of Illinois in the action titled SEC v. Hollinger International Inc., No. 04-C-0366 (filed Jan. 16, 2004). The report, which details the findings and conclusions of the

Special Committee, was publicly disclosed by the Company in an SEC Form 8-K filed August 30, 2004.

         P. On October 29, 2004, following issuance of its report, the Special Committee filed a second amended complaint in the Special Committee Action on behalf of Hollinger International. The defendants named in the second amended complaint are: Black, Radler, Boultbee, Colson, Amiel Black, Hollinger, Inc., Ravelston, RMI, and Perle (the "Special Committee Action Defendants"). That latest complaint seeks to recover approximately $542.0 million in damages, including prejudgment interest of approximately $117.0 million, and also punitive damages, on breach of fiduciary duty, unjust enrichment, conversion, fraud, and civil conspiracy claims asserted in connection with numerous transactions, including but not limited to unauthorized "non-competition" payments, excessive management fees, sham broker fees and investments and divestitures of Company assets.

         Q. A $130 million program of Executive and Organization Liability Insurance was issued to Hollinger International, Hollinger Inc., and the Ravelston Corporation Limited in 2002 ("the Program"). The Program has a policy period of July 1, 2002 to July 1, 2003. The $20 million primary layer was issued by American Home Assurance Company ("American Home"), the $25 million first excess layer was issued by Chubb Insurance Company of Canada ("Chubb"), the $5 million second excess layer was issued by American Home, the $40 million third excess layer was issued by ACE INA Insurance Company, Zurich Insurance Company and Royal & Sun Alliance Insurance Company of Canada and the $40 million fourth excess layer was issued by Gerling Global, Encon Group Inc., ACE INA Insurance Company and AXA Corporate



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                                                                               8


Solutions Assurance. Accordingly, there is $130 million in limits under the Program. The carriers that issued these policies are referred to herein collectively as the "Carriers."

         R. Cardinal's counsel has conducted substantial arm's-length negotiations with counsel for the Company and the Outside Directors seeking to achieve a satisfactory resolution of this action.

         S. Counsel for Cardinal has reviewed and analyzed the facts and circumstances relating to the claims asserted in this action, as known by Cardinal and its counsel to date after extensive review of the voluminous documentary record, and Cardinal and its attorneys have determined that it is in the best interests of the Company to settle the claims asserted against the Outside Directors based upon the benefits and conditions set forth hereinafter, after taking into account: (i) the substantial benefits that Hollinger International and its shareholders will receive from the settlement, (ii) the risks of litigation, and (iii) the Special Committee's ongoing litigation efforts on Hollinger International's behalf in the Special Committee Action.

         T. Cardinal and its attorneys have also reviewed the Atkinson Settlement and have determined that it is in the best interests of the Company, after taking into account (i) the substantial benefits that Hollinger International and its shareholders will receive from the settlement, (ii) the risks of litigation, (iii) the Special Committee's ongoing litigation efforts on Hollinger International's behalf in the Special Committee Action; and (iv) the Special Committee's recommendation that the Atkinson Settlement is in the best interests of Hollinger International and should be approved.

         U. The Outside Directors have each denied, and continue to deny, all allegations of wrongdoing against them in this Action. The Outside Directors


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                                                                               9


nevertheless consider it desirable that the claims be settled and dismissed to avoid the substantial burden, expense, uncertainty, inconvenience, and distraction of continued litigation, and to put the settled claims to rest, provided that the settlement is funded in its entirety by proceeds from Hollinger International's insurance policies.

         V. On March 4, 2005, Hollinger Inc. filed an application in the Superior Court of Justice in Ontario, Canada (the "Ontario Court"), in an action entitled Hollinger Inc. v. American Home Assurance Company and Chubb Insurance Company of Canada, 05-CV-285277 PD3 (the "Ontario Proceeding"), seeking a declaration that American Home owed certain duties to Hollinger Inc. to pay certain defense costs and expenses and seeking to enjoin American Home and Chubb from entering into a settlement agreement with the Outside Directors in regard to claims asserted in this action.

         NOW THEREFORE, IT IS STIPULATED AND AGREED by the Settling Parties, subject to approval by the Court of Chancery, pursuant to Chancery Court Rule 23.1, for good and valuable consideration set forth below, that any and all Settled Claims, as defined below, shall be compromised, settled, released, and dismissed with prejudice, upon and subject to the terms and conditions set forth below:

            1. In consideration for the release specified in Paragraph 3 below and in full settlement and final dismissal of the Action as against the Outside Directors, fifty million dollars ($50,000,000) (the "Settlement Amount") shall be paid to Hollinger International on behalf of the Outside Directors. The Settlement Amount, which shall be paid on or before five (5) business days after the Court of Chancery Approval Date, as defined in Paragraph 16 below, will be funded in its entirety by one or more of the Carriers.


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                                                                              10


            2. Without in any way affecting the dismissal, discharge, and release of all Settled Claims, as defined in Paragraph 4 below, the Outside Directors and Cardinal agree that any decision on how to allocate the settlement proceeds among the claims asserted in this action shall be left to the sole discretion of the Company, through the Special Committee, and the Outside Directors and Cardinal agree not to contest any such allocation.

            3. Upon the Effective Date, as defined in Paragraph 20 below, all Settled Claims, as defined in Paragraph 4 below, shall hereby be forever released, discharged, and dismissed with prejudice and with full preclusive effect as to each of the Outside Directors and each of the Special Committee Members and any of their respective present or former advisors, affiliates, agents, associates, attorneys, employees, family members, insurers, partners, representatives, heirs, executors, administrators, successors, and assigns (together, the "Director Releasees"), regardless of whether such person was served with process or appeared in this Action. Notwithstanding any of the foregoing, nothing herein shall be construed to constitute a release of any claims that have been or could be brought against Atkinson, the Non-Settling Defendants, Hollinger Inc., Ravelston, RMI, or any of such entities' affiliates, subsidiaries or parent companies; or any person or entity that was named in the Special Committee Report, other than the Outside Directors and Special Committee Members themselves.

            4. The Settled Claims are any and all claims, actions, rights, damages, losses, obligations, duties, causes of action, proceedings, judgments, suits, demands, matters, and issues, whether in law, admiralty, or equity, and whether based on any federal law, state law, provincial or territorial law, common law right of action or


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                                                                              11


otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, contingent or absolute, apparent or unapparent, that have been or could have been asserted in this Action by or on behalf of Cardinal, or any of its affiliates, predecessors, successors, assigns, past or present officers, directors, debt or equity securities holders, general or limited partners or partnerships, employees, representatives, agents, advisors, parents, or subsidiaries, or by or on behalf of Hollinger International or any of its subsidiaries, successors, or assigns, or by or on behalf of any shareholder of Hollinger International acting or purporting to act on Hollinger International's behalf, against any of the Director Releasees, based upon, by reason of, arising out of, or relating in any way to the alleged acts, failures to act, omissions, representations, facts, events, transactions, statements, occurrences, or other subject matter that are or could have been set forth, alleged, embraced, complained of, or otherwise referred to in the complaint in this Action, the complaint and/or amended complaints in the Special Committee Action, or the Special Committee Report. Notwithstanding any of the foregoing, the Settled Claims do not include any individual or class claims asserted in the actions captioned In re Hollinger International Inc. Securities Litigation, No. 04C-0834 (N.D. Ill.), Drover, et al. v. Argus Corporation Limited, et al., Court file no. 04-CV-028649 (Ontario Superior Court of Justice), and Betthel, et al.
v. Black, et al., Court file no. QB 1492/04 (Saskatchewan Court of Queen's Bench, Saskatoon).



            5. Upon the Effective Date, any and all claims, actions, rights, damages, losses, obligations, duties, causes of action, proceedings, judgments, suits, demands, matters, and issues, whether in law, admiralty, or equity, and whether based on any federal law, state law, provincial or territorial law, or common law right of action or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, contingent or absolute, apparent or unapparent, based upon, by reason of,


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                                                                              12


arising out of, or relating in any way to the prosecution or settlement of this Action that the Director Releasees have asserted or could assert (together, the "Director Released Claims") against Hollinger International or any of its subsidiaries, successors, or assigns and/or against the Special Committee and/or any of its members, are hereby forever released, discharged, and dismissed with prejudice and full preclusive effect. Notwithstanding any of the foregoing, the Director Released Claims do not include any Outside Directors' right to advancement or indemnification in connection with any action, proceeding, or investigation other than this Action or in connection with expenses incurred in the defense or settlement of this Action prior to the Effective Date.

            6. Upon the Effective Date, any and all claims, actions, rights, damages, losses, obligations, duties, causes of action, proceedings, judgments, suits, demands, matters, and issues, whether in law, admiralty, or equity, and whether based on any federal law, state law, provincial or territorial law, common law right of action or otherwise, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, contingent or absolute, apparent or unapparent, based upon, by reason of, arising out of, or relating in any way to the prosecution or settlement of this Action or Cardinal's actions in the Chancery Court Action and SEC v. Hollinger International Inc., No. 04-C-0336 (N.D. Ill. filed Jan. 16, 2004) that the Director Releasees, Hollinger International, or any of its subsidiaries, successors, or assigns, or any of them, have asserted or could assert against Cardinal, or any of its affiliates, predecessors, successors, assigns, past or present officers, directors, debt or equity securities holders, general or limited partners or partnerships, employees, representatives, agents, advisors, attorneys,


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                                                                              13


parents, or subsidiaries, shall hereby be forever released, discharged, and dismissed with prejudice.

            7. In accordance with 10 Del. C. Section 6304(b), and if and to the extent applicable any other statute or law discharging and barring contribution or similar claims against a released or settled party, including but not limited to 740 Ill. Comp. Stat. Ann. 100/2(d), this Agreement reduces, to the extent, if at all, appropriate, by the Director Releasees' pro rata share, if any, of the liability, the damages recoverable by Hollinger International in any action or claim involving the Settled Claims that Hollinger International has filed, will file, or could file, or have filed on its behalf derivatively, against a person other than the Outside Directors. The Outside Directors acknowledge and agree that the court or tribunal before which any such Hollinger International action or claim is brought will have the necessary authority and jurisdiction to make findings as to the joint tort-feasor status, if at all, and proportionate liability, if any, or lack thereof, of the Outside Directors for Hollinger International's damages, regardless of whether the Outside Directors are parties to such action or claim. Each Outside Director further agrees to cooperate with all reasonable requests for documents or other evidentiary materials, whether from Hollinger International or any other party, in connection with any action or claim involving the Settled Claims in which findings may be required as to the joint tort-feasor status and/or proportionate liability, or lack thereof, of any or all of the Outside Directors. The Outside Directors also agree not to move to stay or dismiss a claim or action involving the Settled Claims brought by Hollinger International against another person who is not an Outside Director.

            8. All parties whose claims are being released are hereby deemed to have waived any and all rights, to the extent permitted by law, under Section 1542 of the California Civil Code or any other similar state or federal law, provincial or territorial law, or principle of common law that may have the effect of limiting the releases set forth herein. Section 1542 of the California Civil Code provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

            9. As used herein, "Judicial Approval of Funding" means an order or declaration made by the Ontario Court requiring one or more of the Carriers to fund this Settlement, an order or declaration made by the Ontario Court dismissing objections to the Carriers' funding of this settlement, or an order or declaration made by the Ontario Court that such funding will not violate the rights of any party before the court.

            10. Judicial Approval of Funding, as defined in Paragraph 8 above, will be sought either in the Ontario Proceeding or in another proceeding in Ontario. Hollinger International shall seek such an order either on its own application or in an application brought by one or more of the Carriers, as soon as practicable following execution of this Agreement.

            11. The parties agree that approval of the Outside Director Settlement will not be sought in the Delaware Court of Chancery unless and until there is Judicial Approval of Funding and the Judicial Approval of Funding is affirmed on appeal, or any


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                                                                              14


and all appeals are dismissed, or the time to appeal the approval has expired with no appeal having been taken ("Final Judicial Approval of Funding"). If Final Judicial Approval of Funding is not achieved by September 1, 2005, this Agreement of Compromise shall be null and void, unless the parties to this Agreement agree in writing to extend such deadline.

            12. Cardinal shall submit this Agreement of Compromise to the Delaware Court of Chancery as soon as practicable following execution of this Agreement. Cardinal will explain to the Court that the Outside Director Settlement is conditioned upon Final Judicial Approval of Funding and that the parties will therefore defer seeking approval of the Scheduling Order (substantially in the form of Exhibit 1 hereto) and Notice (substantially in the form of Exhibit 2 hereto) until after Final Judicial Approval of Funding.

            13. The parties agree that, so long as this Agreement of Compromise remains in effect, all proceedings in this Action, other than proceedings as may be necessary to carry out the terms and provisions of the Settlements, shall be stayed pending consideration of the Settlements by the Delaware Court of Chancery for approval, and Cardinal shall not commence or prosecute any action or proceeding in any court or tribunal concerning the Settled Claims or any claims against any of the Released Parties arising out of the facts alleged in the complaint in this Action.

            14. Contemporaneously with the filing of the motion for approval of the Scheduling Order and the Notice, Cardinal shall also:

                (a) move for dismissal without prejudice of the claims asserted by Cardinal against the Special Committee Action Defendants on the


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                                                                              15


            ground that the Special Committee, on Hollinger International's behalf, is itself pursuing claims against those defendants based on similar conduct and for the purpose of permitting the Special Committee to pursue such claims; and

                (b) move for approval of the Atkinson Settlement.

            15. Hollinger International shall assume the administrative responsibility of providing the Notice, as directed and approved by the Court of Chancery, in accordance with the Scheduling Order, to all shareholders of record of the company as of the date of entry of the Scheduling Order, and shall bear the expense of preparing and mailing the Notice. Cardinal shall have no responsibility for any such costs regardless of whether the Outside Director Settlement is consummated. In addition, the Company, or its agents, shall use reasonable efforts to provide additional copies of the Notice to all shareholders of record of the Company prior to the Settlement Hearing requesting the same for purposes of distribution to beneficial owners of such stock.

            16. If the Outside Director Settlement provided for herein shall be approved by the Court of Chancery following a hearing as fair, reasonable, and adequate and in the best interests of the Company and of the shareholders of the Company, Cardinal shall request the Court of Chancery to enter an order substantially in the form of Exhibit 3 hereto (the "Settlement of Approval Order"). As used herein, the Court of Chancery Approval Date means the date the Court of Chancery enters the Settlement Approval Order.

            17. Following entry of the Settlement Approval Order, if the Outside Director Settlement is funded by one or more of the Carriers as provided for in this


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                                                                              16


Agreement, the parties shall request the Court to enter an order substantially in the form of Exhibit 4 hereto (the "Order and Final Judgment"). If the funding of the Outside Director Settlement by one or more of the Carriers does not take place within five (5) business days following entry of the Settlement Approval Order, this Agreement shall be null and void, and the Parties shall request that the Court vacate the Settlement Approval Order.

            18. Except as provided in Paragraphs 10, 12, 15, 16, and 17 above, the obligations of the parties to this Outside Director Settlement shall be conditioned upon the fulfillment of all of the following:

                (a) Final Judicial Approval of Funding.

                (b) Entry of a settlement approval order in the Delaware Court of Chancery substantially in the form of Exhibit 3 hereto.

                (c) Payment of the Settlement Amount by one or more of the
            Carriers to Hollinger International on behalf of the Outside Directors.

                (d) Entry of an order and final judgment in the Delaware Court of Chancery substantially in the form of Exhibit 4 hereto. For purposes of clarification, it is the intent of the parties to this Outside Director Agreement that this Outside Director Agreement shall be null and void and of no force and effect, if the Order and Final Judgment does not expressly provide that it is without prejudice to Hollinger International's ability to pursue any and all claims against the Non-Settling Defendants, Hollinger Inc., Ravelston, and RMI, or any person or entity named in the Special Committee Report (other than the Outside Directors and Special Committee Members themselves), including but not limited to those pending in the Special Committee Action in Illinois.


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                                                                              17


                (e) Such Order and Final Judgment's being no longer subject to appeal, either because the time for an appeal or review has expired with no appeal having been taken, or because an appeal has been taken but has been dismissed or denied with no further right of appeal, or because such final judgment and dismissals have been finally affirmed with no further right of appeal or review.

            19. In the event that any condition set forth in Paragraph 18 above is not satisfied, this Outside Director Agreement shall become null and void and of no force and effect, except for the provisions of Paragraph 23 below, which shall remain in force, and all negotiations and proceedings hereto shall be without prejudice to the rights of all parties hereto, who shall be restored to their respective positions existing prior to the execution of this Outside Director Agreement.

            20. The "Effective Date" of this Outside Director Agreement shall be the date upon which all of the conditions set forth in Paragraph 18 above have been fulfilled.

            21. This Agreement of Compromise does not settle or release any claims asserted by Cardinal against Bradford Publishing Company ("Bradford") or Horizon Publications, Inc. ("Horizon"). Cardinal agrees to follow the recommendations of the Special Committee in regard to the handling of its claims against Bradford and Horizon.

            22. Cardinal's counsel expects to apply to the Court for an award of attorneys' fees in an amount not to exceed two million dollars ($2,000,000) and expenses in an amount not to exceed twenty-five thousand dollars ($25,000) to be paid by

Hollinger International on behalf of the Outside Directors. Hollinger International, the Special Committee, and the Outside Directors agree that, in view of the work performed by Cardinal and its counsel in initiating and prosecuting this action and the fact that Cardinal and its counsel were a substantial factor in achieving this Settlement, they will not oppose any such request that does not exceed that amount. Hollinger International agrees to pay such amounts as are ordered by the Court on or before five (5) business days after the Effective Date.

            23. This Outside Director Agreement and all papers related to it and all negotiations, statements, and proceedings in connection herewith (together, the "Settlement Documents") are not, and shall not be construed as, an admission or concession by the Outside Directors or the Special Committee Members as to any issue, including but not limited to any issue regarding liability, wrongdoing, damages, or the validity of the Settled Director Claims, and are not, and shall not be construed as, an admission or concession on the part of Plaintiff as to any issue, including but not limited to any weakness or infirmity of the Settled Director Claims. The Settlement Documents shall not be used, or be admissible as evidence, in any civil, criminal, or administrative proceeding or action in any court, administrative agency, or other tribunal as to any issue regarding liability, wrongdoing, damages, the validity of the Settled Director Claims, or of any weakness or infirmity of the Settled Director Claims.

            24. The Settlement Documents, or any of them, may be filed and used in any action or proceeding as may be necessary to consummate, enforce or seek relief with respect to this Outside Director Settlement or the Order and Final Judgment, including the Ontario Proceeding or any other proceeding in which Judicial Approval of

Funding is sought, and the Outside Directors, the Special Committee Members, Hollinger International, and any of their predecessors or successors in interest, may file and use the Settlement Documents, or any of them, in any action to support a defense of res judicata, collateral estoppel, release, good faith settlement, judgment bar, reduction, or any other theory of claim preclusion, issue preclusion, or similar defense or counterclaim.

            25. Without further order of the Court, the Settling Parties may agree in writing to reasonable extensions of time to carry out any of the provisions of this Agreement.

            26. Any failure by any party to insist upon the strict performance by any other party of any of the provisions of this Outside Director Agreement shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist upon strict performance of any and all of the provisions of this Outside Director Agreement to be performed by such other party.

            27. This Outside Director Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

            28. This Outside Director Agreement, including all exhibits attached hereto, constitutes the entire agreement among the Settling Parties with regard to the subject matter hereof. This Agreement may not be modified or amended except in writing signed by all parties sought to be bound by such modification or amendment or their successors in interest.

            29. No release to be granted hereunder shall be construed to release the Settling Parties from their obligations under the terms of this Outside Director

Agreement, and this Outside Director Agreement shall not bar any action to enforce compliance with its terms. Nor shall anything herein be construed to release the Outside Director Defendants from their obligations under any undertaking given in connection with the advancement of legal fees and expenses to them by Hollinger International.

            30. This Outside Director Agreement may be executed in any number of actual or telecopied counterparts, provided, however, that the undersigned counsel for the Settling Parties shall exchange among themselves at least one complete set of actual signed counterparts that are not telecopied and that shall be filed with the Court. The executed signature pages from each actual or telecopied counterpart may be joined together and attached to one such original and shall constitute one and the same instrument. This Agreement may be executed initially by counsel for each of the parties, provided that each of the parties themselves shall also execute the Agreement within thirty business days of such execution by counsel.

Agreed to this ___ day of ______ 2005 by:

CARDINAL VALUE EQUITY
PARTNERS, L.P.


----------------------------------------------


By:
   -------------------------------------------
Taylor & McNew LLP
3711 Kennett Pike
Suite 210
Greenville, DE 19807


HOLLINGER INTERNATIONAL INC.


----------------------------------------------


By:
   -------------------------------------------
YOUNG CONAWAY STARGATT & TAYLOR, LLP
The Brandywine Building
1000 West Street, 17th Floor
P.O. Box 391
Wilmington, DE 19899-0391
         - and
Paul, Weiss, Rifkind,
  Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064


DWAYNE O. ANDREAS


----------------------------------------------


By:
   -------------------------------------------
Bickes, Wilson & Moss
101 South Main Street
Suite 600
Decatur, IL 62523

RICHARD R. BURT


----------------------------------------------


By:
   -------------------------------------------
Wilmer Cutler Pickering Hale and Dorr LLP
2445 M Street, NW
Washington, DC 20037


RAYMOND G. CHAMBERS


----------------------------------------------


By:
   -------------------------------------------
Friedman Kaplan Seiler
& Adelman LLP
1633 Broadway, 46th Floor
New York, NY 10019


HENRY A. KISSINGER


----------------------------------------------


By:
   -------------------------------------------
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

MARIE-JOSEE KRAVIS


----------------------------------------------


By:
   -------------------------------------------
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017-3954


SHMUEL MEITAR


----------------------------------------------


By:
   -------------------------------------------
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022-4802


GORDON A. PARIS


----------------------------------------------


By:
   -------------------------------------------
O'Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036

GRAHAM W. SAVAGE


----------------------------------------------


By:
   -------------------------------------------
O'Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036


RAYMOND G.H. SEITZ


----------------------------------------------


By:
   -------------------------------------------
O'Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036


ROBERT S. STRAUSS


----------------------------------------------


By:
   -------------------------------------------
Akin, Gump, Strauss, Hauer
& Feld LLP
1333 New Hampshire Avenue, NW
Washington, DC 20036

A. ALFRED TAUBMAN


----------------------------------------------


By:
   -------------------------------------------
Honigman, Miller, Schwartz
& Cohn LLP
Suite 100
38500 Woodward Avenue
Bloomfield Hills, MI 48304-5048


JAMES R. THOMPSON


----------------------------------------------


By:
   -------------------------------------------
Gardner, Carton & Douglas LLP
191 N. Wacker Drive
Suite 3700
Chicago, IL 60606-1698


LORD WEIDENFELD OF CHELSEA


----------------------------------------------


By:
   -------------------------------------------
Kleinberg, Kaplan, Wolff & Cohen P.C.
551 Fifth Avenue
New York, NY 10176

LESLIE H. WEXNER


----------------------------------------------


By:
   -------------------------------------------
Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281

DELAWARE COUNSEL FOR THE OUTSIDE DIRECTORS


----------------------------------------------


By:
   -------------------------------------------
Morris, James, Hitchens & Williams LLP
PNC Bank Center
222 Delaware Avenue
10th Foor
P.O. Box 2306
Wilmington, DE 19899-2306



DELAWARE COUNSEL FOR THE SPECIAL COMMITTEE MEMBERS


----------------------------------------------


By:
   -------------------------------------------
Ashby & Geddes
222 Delaware Avenue
17th Floor
P.O. Box 1150
Wilmington, DE  19899